Exhibit 99.1

DETACH HERE

PROXY

EXAR CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON •, 2007

The undersigned hereby appoints Richard L. Leza and Thomas R. Melendrez, or each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exar Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Exar Corporation to be held at the corporate headquarters of Exar Corporation at 48720 Kato Road, Fremont, California 94538, on •, •, 2007, at 9:00 a.m. Pacific Time, and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return in the enclosed return envelope which is postage prepaid if mailed in the United States.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

EXAR CORPORATION

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	#EXA

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 LISTED BELOW.

1.	To approve the issuance of up to • shares of Exar common stock pursuant to the terms of an Agreement and Plan of Merger, dated as of May 7, 2007, by and among Exar Corporation, Sipex Corporation and Side Acquisition Corp.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To transact such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

Please sign exactly as name appears at left. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. If stock is registered in the names of two or more persons, each should sign.

Signature:	Date:	Signature:	Date: